EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                      NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                                      Three Months Ended             Six Months Ended
(Amounts in thousands,                                                    June 30,                       June 30,
except per share data)                                          1998             1997              1998            1997
                                                                ------           -------           ------          -----


Basic

Average shares outstanding                                       66,070          66,749            66,079          66,823
                                                                ========        ========          ========        ========

Net earnings                                                    $41,955         $40,064           $79,956         $75,895
Dividends on preferred stock,
     net of taxes                                                (2,878)         (2,875)           (5,782)         (5,753)
                                                                -------         -------           -------         -------

Net earnings to common shareholders                             $39,077         $37,189           $74,174         $70,142
                                                                =======         =======           =======         =======


Per share amounts:
     Net earnings to common shareholders                          $0.59           $0.56             $1.12           $1.05
                                                               ========        ========          ========        ========








                                  EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                                      Three Months Ended             Six Months Ended
(Amounts in thousands,                                                     June 30,                      June 30,
except per share data)                                            1998            1997            1998             1997
                                                                  ------         -------          ------           -----

Diluted

      Average shares outstanding
       used in Basic earnings per share                          66,070           66,749           66,079          66,823

      Effect of dilutive securities:
       Assumed conversion of
              preferred stock                                     7,615            7,784            7,639           7,808
       Stock options and contingently
              issuable shares                                       585              598              684             622
                                                                -------          -------          -------         -------

              TOTALS                                             74,270           75,131           74,402          75,253
                                                                =======          =======          =======         =======


      Net earnings                                              $41,955          $40,064          $79,956         $75,895
      Additional ESOP expense resulting
       from assumed conversion of
       preferred stock, net of taxes                             (1,103)          (1,122)          (2,225)         (2,245)
      Income tax adjustment on assumed
       common dividends                                            (288)            (261)            (574)           (522)
                                                                -------          -------          -------         -------

      Net earnings to common shareholders                       $40,564          $38,681          $77,157         $73,128
                                                                =======          =======          =======         =======


      Per share amounts:
  Net earnings to common shareholders                             $0.55           $0.51             $1.04           $0.97
                                                                =======         =======           =======         =======

